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                                                                   EXHIBIT 23.1

                       ASPECT COMMUNICATIONS CORPORATION

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

   We consent to the incorporation by reference in Registration Statement Nos. 33-36437, 33-36438, 33-39243, 33-69010, 33-50048, 33-94810, 333-07407, 333-
24315, 333-38041, 333-53195, and 333-57545 on Form S-8 and Nos. 333-91681,
333-19893, 333-31381, 333-38909, 333-52093, 333-66461 and 333-74603 on Form S-
3 of Aspect Communications Corporation of our report dated January 22, 2000 (February 18, 2000 as to Note 16), incorporated by reference in this Annual Report on Form 10-K of Aspect Communications Corporation for the year ended December 31, 1999.

   Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Aspect Communications Corporation, listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

San Jose, California
March 29, 2000